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                                                                    EXHIBIT 10.6

                             TAX SHARING AGREEMENT

     This agreement is effective as of September 18, 1997 between CII Technologies, Inc., a Delaware corporation ("CII"), Communications Instruments, Inc., a North Carolina corporation ("Communications Instruments"), Kilovac Corporation, a California corporation ("Kilovac"), Kilovac International Inc., a California corporation ("Kilovac International"); and Kilovac International FSC Ltd., Inc., a Jamaican corporation ("FSC", and together with Communications Instruments, Kilovac, Kilovac International, collectively the "Subsidiaries" or individually a "Subsidiary").

                                    Recitals
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A.   CII is the common parent of an affiliated group of corporations (the "CII
     Group") as defined by Section 1504(a) of the Internal Revenue Code of 1986, as amended (the "Code"). CII, Communications Instruments, Kilovac, Kilovac International, and FSC are all members of the CII Group.

B. CII and the Subsidiaries wish to file a consolidated federal income tax return and certain state combined and/or consolidated income tax returns.

C. CII and the Subsidiaries wish to define the method by which the income tax liability of each entity will be paid.

Therefore, CII, Communications Instruments, Kilovac, Kilovac International, and FSC hereby agree as follows:

1. CII, Communications Instruments, Kilovac, Kilovac International, and FSC will join in the filing of a federal consolidated income tax return and will execute any necessary consents.

2. CII will prepare a consolidated federal income tax return for the CII Group for each taxable year in accordance with the requirements of the Code and any regulations thereunder which will show the CII Group's consolidated federal income tax liability (the "CII Group Federal Income Tax Liability"). CII will also prepare a combined or consolidated state or local income tax return for each state or locality where the CII Group reports on a combined or consolidated basis showing the CII Group's combined or consolidated state or local income tax liability (each, a "CII Group State or Local Income Tax Liability").

3. Communications Instruments will compute, for each taxable year in which it is a member of the CII Group, the consolidated federal income tax liability (the "Communications Group Federal Income Tax Liability") of the group of corporations for which it would be the common parent if those corporations constituted a consolidated group for federal income tax purposes (the "Communications Group"). Communications Instruments will also compute, for each state or locality where the CII Group reports on a combined or consolidated basis,
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     the Communications Group, combined or consolidated state or local income tax liability (each, a "Communications Group State or Local Income Tax Liability") based on the assumption that Communications Instruments is the parent of such group.

4. Each Subsidiary will compute, for each taxable year during which it is a member of the CII Group, the federal income tax liability that it would incur if it filed a federal income tax return on a separate-company basis for such year (taking into account solely results form that taxable year) ("Separate Company Federal Income Tax Liability").

5.   For purposes of computing Separate Company Federal Income Tax Liability:

     a. Dividends received from another member of the CII Group will be eliminated.

     b. Deferred intercompany gain or loss (as provided by Reg. (S)1.1502-13 and any successors thereto) and gain attributable to any excess loss account (as provided by Reg. (S)1.1502-19 and any successor thereto) will be taken into account at the time and to the extent that such item is taken into the taxable income of the CII Group under the consolidated return regulations and any successors thereto.

     c.   Any benefit to the CII Group of lower bracket amounts under Code
          (S)11(b)(1) (and any other items specified in Code (S)1561(a)) shall be shared equally among all members of the CII Group.

6. With respect to any income a Subsidiary reported on a combined or consolidated state or local income tax return with other members of the CII Group, that Subsidiary shall compute for each taxable year during which it is a member of the CII Group, the state or local income tax liability that it would incur if it filed a state or local income tax return on a separate-company basis for such year (taking into account solely results from that taxable year) ("State or Local Income Tax Liability"). Each Subsidiary's State or Local Income Tax Liability shall be determined based on principles similar to those outlined in paragraph 5.

7.   Each of Kilovac International and FSC shall pay the amount of its respective Separate Company Federal Income Tax Liability and any State or Local Income Tax Liability to Kilovac. Kilovac shall pay the amount of its Separate Company Federal Income Tax Liability and any State or Local Income Tax Liability, as well as all amounts received from Kilovac International and FSC pursuant to the preceding sentence, to Communications Instruments. Communications Instruments shall pay the amount of its Communications Group Federal Income Tax Liability and any Communications Group State or Local Income Tax Liability to CII. In no event will the amount required to be paid by Communications Instruments to CII exceed the CII Group Consolidated Federal Income Tax Liability or, for each state or locality in which combined or consolidated returns are filed, the relevant CII Group State or Local Income Tax Liability. Payments shall be made hereunder on an estimated basis not more frequently than quarterly, but at least biannually; provided that each
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     quarterly payment made to CII shall not be made before 10 days prior to the date CII's quarterly estimated tax payments are due to the respective federal or state government. If payments received hereunder for any taxable year are different than the amount finally determined under paragraphs 3, 4, 5, and 6 as limited by the fourth and fifth sentences of this paragraph 7 after calculations of the final group liabilities under paragraph 2, CII shall refund to the appropriate Subsidiary or the appropriate Subsidiary shall pay to CII (pursuant to the procedures set out in this paragraph 7), as the case may be, the amount of such difference no later than the date upon which CII files the applicable consolidated federal income tax return or combined or consolidated state or local income tax return for the CII Group.

8. Separate Company Federal Income Tax Liability, State or Local Income Tax Liability, Communications Group Federal Income Tax Liability or the Communications Group State or Local Income Tax Liability shall be recomputed if the income tax items of such Subsidiary is recompute on audit or otherwise. Any interest and penalties related to such recomputed items shall be (i) allocated to the Subsidiary whose items are recomputed and
     (ii) paid by such Subsidiary as if it were a Separate Company Federal Income Tax Liability or a State or Local Income Tax Liability.

9. This agreement shall remain in effect for those taxable periods the income from which is includable in the consolidated federal income tax return or a combined or consolidated state or local income tax return filed by the CII Group, notwithstanding the fact that (1) any Subsidiary ceases to be a member of the CII Group or (2) a new entity becomes a member of the CII Group.
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Entered into on September 18, 1997.


                    CII Technologies, Inc.

                    By__________________________________

                    Its_________________________________


                    Communications Instruments, Inc.

                    By__________________________________

                    Its_________________________________


                    Kilovac Corporation

                    By__________________________________

                    Its_________________________________


                    Kilovac International Inc.

                    By__________________________________

                    Its_________________________________


                    Kilovac International FSC Ltd., Inc.

                    By__________________________________

                    Its_________________________________